EXHIBIT 3.2

CERTIFICATE ELIMINATING REFERENCE

TO

SERIES A CUMULATIVE PARTICIPATING PREFERRED STOCK

FROM

CERTIFICATE OF INCORPORATION

OF

PHILLIPS-VAN HEUSEN CORPORATION

_______________________

Under Section 151(g) of the

General Corporation Law

______________________

The undersigned, Mark D. Fischer, Senior Vice President of Phillips-Van Heusen Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in order to eliminate reference to the Series A Cumulative Participating Preferred Stock, par value $100 per share (the “Series A Preferred Stock”), from the Certificate of Incorporation of Phillips-Van Heusen Corporation, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.

The name of the Company is Phillips-Van Heusen Corporation.

2.

This certificate relates to the “Certificate of Designation of Series A Cumulative Participating Preferred Stock of Phillips-Van Heusen Corporation” filed with the Secretary of State of Delaware on June 10, 1986, which sets forth a resolution adopted by the Company’s Board of Directors providing for the designation, amount, voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock.

3.

The Board of Directors of the Company has adopted the following resolutions:

“WHEREAS, none of the authorized shares of the Company’s Series A Cumulative Participating Preferred Stock, par value $100 per share (the “Series A Preferred  Stock”), designated pursuant to the “Certificate of Designation of Series A Cumulative Participating Preferred Stock of Phillips-Van Heusen Corporation” filed with the Secretary of State of Delaware on June 10, 1986, are outstanding; and

WHEREAS, no shares of the Series A Preferred Stock will be issued subject to the aforementioned Certificate of Designation;

NOW, THEREFORE, BE IT:

RESOLVED, that the Series A Preferred Stock be, and hereby is, eliminated;

RESOLVED, that in connection with the foregoing, a certificate of elimination, in appropriate form and substance as advised by counsel, be filed with the Secretary of State of Delaware pursuant to Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Company's Certificate of Incorporation all references to the Series A Preferred Stock;

RESOLVED, that each of the appropriate officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute, deliver, certify and file, on behalf and in the name of the Company, said certificate of elimination for the purpose of eliminating from the Company's Certificate of Incorporation all references to the Series A Preferred Stock;”

IN WITNESS WHEREOF, the undersigned has signed this Certificate and affirms under the penalties of perjury that the statements made herein are true, this 28th day of September, 2007.

/s/ Mark D. Fischer

Mark D. Fischer, Senior Vice President

ATTEST:

/s/ Jeffrey S. Hellman

Jeffrey S. Hellman, Assistant Secretary